UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008

Carter’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Proscenium,

1170 Peachtree Street NE, Suite 900

Atlanta, Georgia 30309

(Address of principal executive offices, including zip code)

(404) 745-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2008, Carter’s, Inc. (the “Company”) issued a press release announcing that Frederick J. Rowan, II is retiring as Chief Executive Officer and resigning his position as a member of the Company’s Board of Directors, effective as of August 1, 2008.  The Company also announced that Michael D. Casey, currently the Company’s Chief Financial Officer, has been appointed as the Chief Executive Officer to succeed Mr. Rowan as of that same date.  In addition, the Board of Directors appointed Andrew B. North to serve as interim Chief Financial Officer effective August 1, 2008.

Mr. Casey joined the Company in 1993 as the Vice President of Finance and was named Chief Financial Officer in 1998.  Prior to joining the Company, Mr. Casey was a Senior Manager with Price Waterhouse LLP, predecessor to PricewaterhouseCoopers LLP.

Mr. North joined the Company in 2002 as the Director of Corporate Compliance and was named Vice President of Corporate Compliance in 2004.  Since July of 2007, Mr. North has served as the Company’s Vice President of Finance.

A copy of the Company’s press release is furnished herewith as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

Exhibits – The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Press Release of Carter’s, Inc., dated June 11, 2008

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 11, 2008	CARTER’S, INC.

	By:	/s/ Brendan M. Gibbons
	Name:	Brendan M. Gibbons
	Title:	Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Carter’s, Inc., dated June 11, 2008